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                                                                    EXHIBIT 23.6


                      [LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL

October 25, 1999

Board of Directors
Schlumberger Limited
277 Park Avenue
New York, NY  10172

Re:        Registration Statement on Form S-4 of Transocean Offshore, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated July 12, 1999 regarding our opinion as to the fairness from a financial point of view to the holders of the shares of common stock, par value $0.01 per share, of Schlumberger Limited ("Schlumberger"), as if they were the current holders of the shares of capital stock, par value $0.01 per share, of Sedco Forex Holdings Limited (the "Company"), of the Merger Ratio (as defined therein) pursuant to the Agreement and Plan of Merger, dated as of July 12, 1999, among Schlumberger, the Company and Transocean Offshore, Inc.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Schlumberger in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Schlumberger has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY - Opinion of Goldman, Sachs & Co."; "THE TRANSACTIONS - Background of the Merger"; "THE TRANSACTIONS - Schlumberger's Reasons for the Spin-off and the Merger" and "THE TRANSACTIONS - Fairness Opinion--Goldman, Sachs & Co." and to the inclusion of the foregoing opinion letter in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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    GOLDMAN, SACHS & CO.